UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2017 (January 13, 2017)

ADDUS HOMECARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34504	20-5340172
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Warrenville Rd., Downers Grove, IL	60515
(Address of Principal Executive Offices)	(Zip Code)

(630) 296-3400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Maxine Hochhauser Separation Agreement and General Release

As previously reported in a Current Report on Form 8-K filed by Addus HomeCare Corporation on January 4, 2017, on January 3, 2017, Maxine Hochhauser ceased serving as the Chief Operating Officer (“COO”) of Addus HeathCare, Inc. (the “Company”). On January 13, 2017, the Company and Ms. Hochhauser entered into a Separation Agreement and General Release (the “Separation Agreement”), pursuant to which, among other things, Ms. Hochhauser agreed to resign from her position as COO effective as of January 3, 2017 (the “Separation Date”). Pursuant to the Separation Agreement, conditioned upon her strict compliance with the restrictive covenants set forth therein regarding non-competition, non-solicitation, non-disclosure, non-disparagement and other matters, Ms. Hochhauser is entitled to severance payments including amount equal to $325,000, payment of an amount necessary to cover certain COBRA costs and a bonus payment pursuant to the Company’s bonus plan in an amount paid to similarly situated executives. In addition, the Company will pay Ms. Hochhauser (i) all unpaid base salary accrued up to the Separation Date; (ii) all accrued but unused vacation, sick pay and floating holidays, as well as certain other unpaid benefits for any period prior to the Separation Date; and (iii) any unreimbursed business expenses in accordance with the Company’s regular business expense verification practices. Pursuant to the Separation Agreement, Ms. Hochhauser executed a general release in favor of the Company.

This summary is qualified in its entirety by reference to the full text of the Separation Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated as of January 13, 2017, by and between Addus HealthCare, Inc. and Maxine Hochhauser.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Dated: January 18, 2017	By:	/s/ Brian Poff
	Name:	Brian Poff
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Separation Agreement and General Release, dated as of January 13, 2017, by and between Addus HealthCare, Inc. and Maxine Hochhauser.